Filed Pursuant to Rule 424(b)(5)
Registration No. 333-262554

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 14, 2022)

Up to $3,328,881
Common Stock

Vivos Therapeutics, Inc. (the “Company” or “we”) entered into an At The Market Offering Agreement (the “Agreement”), dated February 14, 2025, with H.C. Wainwright & Co., LLC (“Wainwright”), relating to shares of our common stock, $0.0001 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Agreement, we may offer and sell shares of our common stock having an aggregate offering price of not more than $3,328,881.

Our common stock is listed on The Nasdaq Capital Market under the symbol “VVOS.” The last reported sale price of our common stock on February 10, 2024 was $4.13 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted that is deemed an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Capital Market, or Nasdaq, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. If we and Wainwright agree on any method of distribution other than sales of shares of our common stock on or through the Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Under the sales agreement, Wainwright is not required to sell any specific number or dollar amount of securities, but Wainwright will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Wainwright will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds of each sale of shares of our common stock. In connection with the sale of our shares of common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act.

As of the date of this prospectus supplement, the aggregate market value of our common stock held by our non-affiliates (“public float”), as calculated pursuant to the rules of the Securities and Exchange Commission (the “SEC”), was approximately $33,374,669 million, based upon 5,609,188 shares of our outstanding common stock held by non-affiliates at the per share price of $5.95, the closing sale price of our common stock on the Nasdaq Capital Market on January 16, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of the date hereof, we have offered approximately $7,796,009 in securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our common stock is speculative involves a high degree of risk. See “Risk Factors,” beginning on page S-10  of this prospectus supplement, as well as the documents incorporated by reference in this prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is February 14, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

About this Prospectus Supplement

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus dated February 14, 2022, including the documents incorporated by reference, provides more general information. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not, and Wainwright has not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-i

CAUTIONARY Note Regarding Forward -Looking Statements

This prospectus supplement and certain information incorporated herein by reference contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. The statements contained in this prospectus supplement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. These forward-looking statements include statements relating to:

●	our ability to continue to refine and execute our business plan, including the launch and advancement of our recently announced marketing and distribution alliance, recruitment of dentists to enroll in our Vivos Integrated Practice (VIP) program and utilize The Vivos Method;

●	the understanding and adoption by dentists and other healthcare professionals of The Vivos Method, including our proprietary oral appliances, as a treatment for dentofacial abnormalities and/or mild to severe OSA and snoring in adults;

●	our expectations concerning the effectiveness of treatment using The Vivos Method and patient relapse after completion of treatment;

●	the potential financial benefits to VIP dentists from treating patients with The Vivos Method;

●	our potential profit margin from the enrollment of VIPs, VIP service fees, sales of The Vivos Method treatments and appliances and leases of SleepImage® home sleep testing rings;

●	our ability to properly train VIPs in the use of The Vivos Method inclusive of the services we offer independent dentist for use in treating their patients in their dental practices;

●	our ability to formulate, implement and modify as necessary effective sales, marketing and strategic initiatives to drive revenue growth (including, for example, our recently announced marketing and distribution alliance, our Medical Integration Division, our SleepImage® home sleep apnea test and our arrangements with durable medical equipment companies (“DMEs”));

●	the viability of our current intellectual property and intellectual property created in the future;

●	acceptance by the marketplace of the products and services that we market;

●	government regulations and our ability to obtain applicable regulatory approvals and comply with government regulations including under healthcare laws and the rules and regulations of the U.S. Food and Drug Administration (“FDA”) and non-U.S. equivalent regulatory bodies;

●	our ability to retain key employees;

●	adverse changes in general market conditions for medical devices and the products and services we offer;

●	our ability to generate cash flow and profitability and continue as a going concern;

●	our future financing plans; and

●	our ability to adapt to changes in market conditions (including as a result of the COVID-19 pandemic, rising inflation and volatile capital markets) which could impair our operations and financial performance.

Factors that could cause or contribute to such differences include, but are not limited to, those included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as those contained in our Annual Report on Form 10-K for the year ended December 31, 2023, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, including those described under “Risk Factors” herein and therein. Other risks may be described from time to time in our filings made under the securities laws, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not known. The forward-looking statements contained in this document are made only as of the date of this document. Except as required by law, we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, as well as those described elsewhere in this prospectus supplement and accompanying prospectus, and other factors that we may publicly disclose from time to time. Furthermore, such forward-looking statements speak only as of the date made.

S-ii

Prospectus Supplement Summary

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-10 of this prospectus supplement and the financial statements and related notes and the other information that we incorporated by reference herein, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file from time to time.

Unless the context otherwise requires, all references in this prospectus supplement and the accompanying prospectus to “Vivos,” “we,” “us,” “our,” “the Company” or similar words refer to Vivos Therapeutics, Inc., together with our consolidated subsidiaries.

Overview

We are a revenue stage medical technology company focused on the development and commercialization of a suite of innovative diagnostic and multi-disciplinary treatment modalities for patients with dentofacial abnormalities and the wide array of medical conditions that may result from them, including mild to severe obstructive sleep apnea (known as OSA) and snoring in adults. We believe our proprietary oral appliances, diagnostic tools, myofunctional therapy, clinical treatments, continuing education, and practice solutions represent a powerful and highly effective set of resources for healthcare providers of all disciplines who treat patients suffering from debilitating and even life-threatening breathing and sleep disorders and their comorbidities.

To date, our primary focus has been on expanding awareness of, and providing treatment options for OSA for and through the dental industry, which we believe represents a large and relatively untapped market for OSA treatment. As our business has evolved, we have expanded our marketing, provider outreach, and treatment programs to encompass a broader more multidisciplinary approach, with a greater emphasis on working with medical doctors and other healthcare providers beyond dentists. Now that we have established a national network of Vivos-trained dentists, we are pivoting our focus to the source of where we believe the vast majority of OSA patients are first diagnosed and treated—the medical profession (including sleep centers and doctors and dentists who offer OSA treatment) as well durable medical equipment (DME) companies who manufacture and distribute OSA therapies. See “New Marketing and Distribution Alliance Strategy” below for more information.

In this prospectus supplement, we sometimes refer to doctors, dentists and other medical professionals who treat OSA as “providers” (including our own Vivos-trained dentists).

Studies have shown our comprehensive and multidisciplinary approach represents a significant improvement in the treatment of mild to severe OSA in comparison to or when combined with other largely palliative treatments such as continuous positive airway pressure (or CPAP) or oral myofunctional therapy. We call our solution The Vivos Method.

Our Products and Services

Currently, The Vivos Method comprises the following products and services:

●	Vivos Complete Airway Repositioning and/or Expansion (CARE) oral appliance therapy including our:

○	Daytime Nighttime Appliance (or DNA appliance®) was granted 510(k) clearance from the U.S. Food & Drug Administration (or FDA) as a Class II medical device in December 2022 for the treatment of snoring and mild to moderate OSA, jaw repositioning and snoring in adults. It is the only oral appliance ever to receive FDA clearance to treat OSA without mandibular advancement as its primary mechanism of action. In November 2023, our DNA appliance was cleared by the FDA to treat moderate and severe OSA in adults, 18 years of age and older along with positive airway pressure (PAP) and/or myofunctional therapy, as needed.

○	Mandibular Repositioning Nighttime Appliance (or mRNA appliance®) has 510(k) clearance from the FDA as a Class II medical device for the treatment of snoring and mild to moderate OSA in adults. In November 2023, our mRNA appliance was cleared by the FDA to treat moderate and severe OSA in adults, 18 years of age and older along with positive airway pressure (PAP) and/or myofunctional therapy, as needed.

○	Modified Mandibular Repositioning Nighttime Appliance (or mmRNA appliance), for which we were granted FDA Class II market clearance in August 2021 for treating mild to moderate OSA, jaw reposition and snoring in adults. In November 2023, our mmRNA appliance was cleared by the FDA to treat moderate and severe OSA in adults, 18 years of age and older along with positive airway pressure (PAP) and/or myofunctional therapy, as needed.

S-1

The November 2023 clearance of our CARE appliances for the indication described above represents the first time the FDA has ever granted an oral appliance a clearance to treat severe OSA. We believe this unprecedented decision by the FDA will generate broader acceptance throughout the medical community for our treatment options, leading to the potential for higher patient referrals and case starts as well as collaboration with medical professionals. We also believe it will enhance our value proposition to third-party distribution partners such as DME companies. This approval could also clear the way for greater reimbursement levels from medical insurance payors and Medicare. For example, in April 2024 we received the required regulatory approvals to enable Medicare reimbursement for our CARE oral medical devices.

●	Vivos oral appliances and therapies outside of CARE system include:

○	Vivos Guides are pre-formed, flexible, BPA-free, base polymer, monoblock intraoral guide and rescue appliances. The Guides are FDA Class I registered product for orthodontic tooth positioning typically used by dentists in children to address malocclusions and promote proper guided growth and development of the mouth and jaws.

○	Vivos VersaTM is an FDA 510(k) cleared Class II device for treating mild to moderate OSA in adults. It is a comfortable, easy-to-wear, medical grade nylon, 3D printed oral appliance featuring mandibular advancement as its mechanism of action. It is priced to be very cost effective and offers Vivos providers and patients a comfortable and effective product at a much lower price point for treatment. As with all other non-CARE oral appliances, the Vivos Versa must be worn nightly for life in order to remain clinically effective. We believe many Vivos Versa patients will eventually migrate up to our proprietary Vivos CARE products. While we do not own this product, we are a reseller of this product.

○	Vivos MyoCorrect oral myofunctional therapy (OMT) services. Studies have shown OMT to be a clinically valuable adjunctive treatment for patients with breathing and sleep disorders. When combined with Vivos’ CARE products and treatments, OMT can deliver an enhanced effect in many patients using our appliances. MyoCorrect treatment services are cost-effective for providers and convenient for patients. MyoCorrect is billable to medical insurance in most cases and constitutes an additional profit center for both Vivos and providers.

○	Vivos Vida ™ is an FDA cleared appliance as unspecified classification for the alleviation of TMD symptoms, and aids in treating bruxism and TMJ Dysfunction. The Vivos Vida help to alleviate symptoms such as TMJ/TMD, headaches and facial muscle pain. The Vivos Vida is worn during sleep, and serves to protect the teeth and restorations from destructive forces of bruxism. It is a custom fabricated appliance, designed for patient comfort.

○	Vivos Vida Sleep ™ is an FDA 510(k) cleared Class II for treating mild to moderate OSA in adults. It uses the Vivos Unilateral BiteBlock Technology and is designed to advance the mandible incrementally to stabilize the patient’s oropharyngeal airway. It is highly efficient and has a sleep design which promotes space for the tongue to sit in the roof of the palate. It’s novel design decreases contact points between the maxillary and mandibular teeth that may help reduce clenching and overall bite forces that occur during sleep.

S-2

●	VivoScore (from SleepImage), Rhinomanometry (from GM Instruments), Cone Beam Computerized Tomography or CBCT (from multiple vendors), Joint Vibration Analysis (from BioResearch) and other key diagnostic technologies play an essential role as part of The Vivos Method in patient assessment, proper clinical diagnosis, treatment planning, progress measurement, and optimal outcome facilitation. We believe the combination and integration of such diagnostic tools and equipment as particularly taught to and practiced by Vivos-trained providers constitutes a key trade secret of our company.

●	Vivos AireO2 is an Electronic Health Record (EHR) software program specifically designed for use as a full practice management software program in a medical or dental practice environment where treating breathing and sleep disorders is performed. The program is very well suited to handle both medical and dental billing and is integral in our Treatment Navigator program.

●	Adjunctive Treatment from specialty chiropractors and other healthcare providers according to a very specific set of particular integrated protocols has also proven to enhance and improve clinical outcomes using CARE and other Vivos devices.

●	Treatment Navigator is our most recent program to assist a clinician’s patients who may have a breathing or sleep disorder to get screened, diagnosed by a board-certified sleep specialist, obtain insurance verification of benefits and preauthorization (where required), have their questions answered, and receive assistance with scheduling, financing, medical billing or any other concerns regarding treatment options best suited to their individual situation. Dentists typically pay set fees to us for this service.

●	Vivos Billing Intelligence Service (BIS) is our medical and dental billing service. It is both a subscription and fee for service program for healthcare practitioners who wish to optimize their insurance reimbursement by leveraging both medical and dental benefits. We are unaware of any other software platform or service on the market that offers the same set of features or capabilities.

●	Vivos Airway Intelligence Service (AIS) is our technical support and advisory service that supports clinicians in their patient data analysis, case selection, treatment planning and treatment implementation. AIS reports and services are priced into the cost of appliances to providers.

●	The Vivos Institute® (TVI) is widely regarded as one of the top educational and learning centers for dentofacial related breathing and sleep disorders in North America. Opened in 2021, TVI is housed in a state-of-the-art 18,000 square foot facility near the Denver International Airport where doctors from around the world come to receive instruction and advanced clinical training in a wide range of topics delivered by leading national and international medical sleep specialists, cardiologists, pediatric sleep specialists, dentists, orthodontists, specially trained chiropractors, nutritionists, key industry business leaders, and university-based clinical researchers.

These products and services are used in a collaborative multidisciplinary treatment model comprising dentists, general practice physicians, sleep specialist physicians, myofunctional therapists, nutritionists, chiropractors, physical therapists, and healthcare professionals. Our subscription-based program to train dentists and offer them other value-added services is called the Vivos Integrated Practice (VIP) program.

During 2023, we expanded our product portfolio by acquiring certain devices (now known as Vivos Vida, Vivos Versa and Vivos Vida Sleep) from Advanced Facialdontics, LLC. During 2024, we continued our screening and home sleep test (or HST) program (which we call our VivoScore Program) featuring SleepImage® technology, a 510(k) cleared ring-based recorder and diagnostic platform for home sleep apnea testing. We market and distribute our SleepImage HST in the U.S. and Canada pursuant to a licensing agreement with MyCardio LLC. Based on our direct experience with our Vivos-trained providers, approximately 53,000 VivoScore HSTs were performed during 2024. Due to the volume of home sleep test screening business that we have generated with MyCardio LLC, we now receive pricing and terms for SleepImage® products and services that are well below their published retail prices. We believe the growth of our VivoScore program confirms our belief that the SleepImage® HST offers significant commercial advantages over existing home sleep apnea products and technologies in the market and allows healthcare providers to more efficiently screen, diagnose and initiate treatment for OSA in their patients.

S-3

We have not yet seen a corresponding increase in patient enrollment in The Vivos Method treatment. Based on feedback from our Vivos-trained providers, we believe this to be a function of staffing turnover in their practices and labor shortages that continue to plague the dental workplace. Throughout 2024, we continued to address this by conducting additional regional dental team training sessions on integrating Vivos products and treatment protocols. In addition, we drastically reduced the number of Practice Advisors who had previously been dispatched as “boots on the ground” to help facilitate case starts and provide Vivos-trained providers with support, and we replaced them with a new service called Treatment Navigator which we piloted and began to rollout in the late summer and fall of 2022.

Treatment Navigators work effectively as extensions of the dental office, working directly with perspective patients to provide them information on The Vivos Method, aiding in education, screening, insurance verification of benefits and preauthorization, coordination among various professional practitioners, recordkeeping, problem solving, as well as, delivering a home sleep test and following up with scheduling an appointment with a VIP in their area. Dental offices who wish to avail themselves of this service pay Vivos enrollment fees and per case fees for the service, thus adding an important new revenue line and profit center to the business. Based on our evaluation of the Treatment Navigator program, we have restructured the Treatment Navigator program into a monthly subscription-based model.

Background on OSA

OSA is a serious and chronic disease that negatively impacts a patient’s sleep, health, and quality of life. According to a 2019 article published in Chest Physician, it is estimated that OSA afflicts 54 million adults in the U.S. alone. According to a 2016 report by Frost & Sullivan, OSA has an annual societal cost of over $149.6 billion. According to the study “Global Prevalence of Obstructive Sleep Apnea (OSA)” conducted by an international panel of leading researchers, nearly 1 billion people worldwide have sleep apnea, and as many as 80% remain undiagnosed. Research has shown that when left untreated, OSA can increase the risk of comorbidities, such as high blood pressure, heart failure, stroke, diabetes, dementia, chronic pain and other debilitating, life-threatening diseases.

Unfortunately for OSA patients, the medical profession has not been able to provide them with solutions that are both effective and desirable. CPAP is the “gold standard” treatment for over 90% of OSA patients, but no one wants to wear those devices to bed every night for life, rendering long-term compliance rates low. Traditional oral appliances can be effective over limited time frames, but often create other problems with temporomandibular joint (or TMJ) dysfunction, open bites, infections, and more. As with CPAP, they too must be worn every night for life to be effective. More radical and invasive options such as neuro-stimulation devices, or maxillomandibular advancement surgery are likewise viewed more as treatments of last resort. When The Vivos Method is presented as a viable treatment option against the alternatives discussed above, we believe it will be the preferred choice of most patients.

We believe our proprietary products comprising the Vivos CARE oral appliances represent the first non-surgical, minimally invasive treatment option for patients diagnosed with mild to severe OSA that offers cost-effective treatment featuring (i) limited treatment times; with (ii) lasting or durable effects; and (iii) the prospect of seeing a complete reversal of symptoms. Combining treatment technologies that impact the upper airway by altering the size, shape, patency and position of corresponding hard and soft tissues, Vivos CARE represents a completely new treatment modality in the treatment of dentofacial abnormalities that often lead to OSA and many other health conditions.

The Vivos Method is estimated to be indicated and potentially effective (within the scope of the FDA cleared uses) in approximately 80% of cases of OSA where patients are compliant with clinical treatments. Our patented oral appliances have been utilized in approximately 40,000 patients treated worldwide by more than 1,850 trained dentists.

Our Target Customers

The House of Delegates of the American Dental Association in 2017 adopted a policy statement describing the important role dentists can play in helping identify patients at greater risk of sleep related breathing disorders. By virtue of the close connection and relationship between the oral cavity and airway form and function, properly trained dentists can play a pivotal and even leading role in the treatment of dentofacial abnormalities which are known to impact breathing and sleep, which in turn can lead to serious health conditions. The VIP program provides dentists with compelling clinical reasons coupled with strong economic incentives to provide their breathing and sleep disordered patients the best care possible.

S-4

We have recently expanded our mission and product line positioning to extend the reach and scope of The Vivos Method beyond the dental profession and to allow for greater collaboration and mutual referrals from other healthcare practitioners, including primary care physicians, medical specialists, chiropractors, nutritionists, physical therapists, and others who see and treat patients with breathing and sleep disorders. We believe this extension of our approach will broaden the knowledge among various professions as to what our technology and products can do for their patients, ultimately leading more patients into treatment with Vivos products and services. We also incorporate courses and curricula at The Vivos Institute into our Vivos Method training that provides information, tools, techniques, and systems that enable other healthcare professionals to engage directly with dentists and actively contribute to the best possible clinical outcome for patients.

During the second half of 2021, we increased our efforts to market The Vivos Method and related products and services to larger dental support organizations (or DSOs). Marketing to DSOs creates an opportunity to enroll and onboard multiple dental practices as VIPs under one common ownership structure. This would allow us to leverage training and support across multiple VIP practices and gain economies of scale with the goal of faster growth, both in VIP enrollments and in Vivos case starts. As of December 31, 2024, we believe we have made important progress in penetrating this market, but as we cautioned previously, DSOs tend to move slowly when adopting new technologies or programs.

Our Mission

Our mission is to rid the world of sleep apnea by being a leading technology platform and go-to resource for the latest and most effective treatment modalities, products, and clinical education available to healthcare providers of all specialties who treat patients suffering from breathing and sleep disorders and their comorbidities. We fully recognize that breathing and sleep disorders, including OSA, are often complex conditions with multiple contributing factors that require more than a single solution. To that end, we have broadened our product and services lines that comprise The Vivos Method to go beyond the proprietary technologies featured in our CARE oral appliances, and now offer providers far greater optionality in selecting a diagnostic or treatment solution that is best for their patients. This approach recognizes that there is no “one size fits all” solution for patients, and that both providers and patients are best served by offering a variety of solutions at various price points that can meet the needs of a larger segment of the population.

We believe this evolution of our mission (which was originally focused almost exclusively on the dental community) will appeal to a much broader array of healthcare professionals, including chiropractors, nutritionists, primary care physicians, cardiologists, physical therapists, dentists and others, all of whom have a strong vested interest in the overall health and wellbeing of their patients, and each of whom has something meaningful to contribute when properly educated and trained. As word spreads among a broader array of professionals and their patients, we expect more people to come to know and understand the compelling advantages of The Vivos Method. We believe this will allow us to scale our business and grow our company more rapidly.

Our Market Opportunity

According to a March 2021 Sleep Apnea Devices Market Size & Share Report, the global sleep apnea devices market size was valued at $3.7 billion in 2020 and is expected to expand at a compound annual growth rate (CAGR) of 6.2% from 2021 to 2028. According to an American Sleep Association study published in 2020, an estimated 50 million to 70 million people in the U.S. are suffering from some form of sleep disorders. Moreover, according to Canadian Respiratory Journal in 2014, around 5.4 million adults in Canada were diagnosed with sleep apnea or were at higher risk of developing OSA. According to a study conducted by ResMed in 2018, around 175 million people in Europe were suffering from sleep apnea. We therefore believe that effective diagnostic and treatment strategies are needed to minimize the negative health impacts of OSA and to maximize cost-effectiveness.

S-5

Based on our direct experience with our Vivos-trained providers performing nearly 53,000 VivoScore HSTs during 2024, we strongly believe the published estimates from available public information, which range from 12% to 20% of the population, seriously underestimate the extent of the condition and scope of the problem in the United States and Canada. Our VivoScore testing routinely results in approximately 50% of patients testing positive OSA, a number consistent with a recent study published in the Journal of the American Heart Association on a sample consisting of ~2000 middle-aged to older adults from the Multi-Ethnic Study of Atherosclerosis (MESA), where 47 percent had moderate-to-severe OSA. We therefore believe our prior estimate that approximately 15% of the adult population in the United States and Canada suffers from OSA to be extremely conservative. Based on the estimated total adult population of 284 million in the United States and Canada, we believe the total addressable United States and Canadian market could be as high as 80 million adults. To be conservative and based on available data and our internal market analysis, we estimate that over 80% of individuals diagnosed with OSA in the North American addressable market may be candidates for The Vivos Method, leaving us with a total addressable consumer market of approximately 64 million adults.

We currently charge clinicians an average sales price of approximately $1,500 per adult case for The Vivos Method. There are approximately 200,000 general dentists and dental specialists in the United States and another 30,000 in Canada who could potentially offer the Vivos Method to their patients. Add to that the nearly 80,000 licensed chiropractors and over 1.1 million medical doctors across all specialties who routinely see and treat patients with OSA. Each of them see and treat patients with OSA for many related conditions on a regular basis even though the vast majority remain undiagnosed with respect to their OSA. As we raise awareness, and now that new technologies such as SleepImage have driven the cost of diagnosis down dramatically, more providers will be able to integrate evaluations of breathing and sleep into their basic clinical treatments, and more patients will get diagnosed and seek treatment. Therefore, based on the addressable U.S. and Canadian consumer market described above and average sales price, we believe the addressable consumer market for adults in the United States and Canada is approximately $96 billion.

Our Treatment Alternative for OSA - The Vivos Method

The Vivos Method is a non-invasive, non-surgical, non-pharmaceutical, multi-disciplinary treatment modality for the treatment of dentofacial abnormalities and/or mild, moderate and severe OSA and snoring in adults. Proprietary and virtually painless, The Vivos Method has been shown to typically expand the upper airway and offers patients what we believe to be an effective treatment alternative based on published peer-reviewed retrospective clinical data. Based on feedback from independent VIPs and their patients, we believe initial therapeutic benefits from using the treatment guidance’s and devices are often achieved relatively quickly (in days or weeks) and final clinical results are typically achieved in 12 to 18 months), all at a relatively low cost to consumers ranging between $7,000 and $10,000 for adults (costs vary by provider) when compared to other options such as lifetime CPAP or surgery.

The Vivos Method alters the size, shape and position of the tissues that surround and define the functional space known as the upper airway. Our treatment also improves nasal breathing, reduces mouth breathing, reduces Apnea Hypopnea Index (AHI) scores, and generally facilitates better breathing and sleep. These statements are based on retrospective raw data with validated before and after sleep studies, rhinomanometry testing before and after treatment, Cone Beam Computerized Tomography (CBCT) scans from treating clinicians and patient testimony. As The Vivos Method treatment process progresses, the airway typically expands, with many patients reporting a significant reduction of their OSA and snoring symptoms. The primary products used in The Vivos Method are our CARE devices - the DNA appliance®, the mRNA appliance®, and the mmRNA appliance®- each of which is a specifically designed, customized oral appliance that is worn primarily in the evening hours and overnight. The treatment time may range from 9 to 18 months, with 12 to 15 months being typical. Our appliances may require periodic adjustments some of which can be performed by the patient and others that are typically rendered at the dental office where treatment was initiated.

Our Growth Strategy

Our goal is to be the global leader in providing a clinically effective non-surgical, non-invasive, non-pharmaceutical, and low-cost alternative for patients with dentofacial abnormalities and/or mild to severe OSA and snoring in adults. We believe the following strategies will play a critical role in achieving this goal and in establishing more predictable and growing revenue leading, ultimately, to cash flow positive and profitable operations:

●	Expand public awareness of the life-threatening and debilitating nature of OSA and its prevalence throughout the world, while letting the world know of our proprietary and highly effective treatment as an alternative to CPAP.

S-6

●	Cultivate Active Referral Sources Among Physicians, Sleep Specialists, Dentists and Other Healthcare Providers.

●	Drive more qualified new patients to our VIP practices and teach VIPs how to better present and close Vivos treatment via the “Boost” and “Kick-Off” programs.

●	Achieve full payment by in network major insurance carriers for Vivos Method treatment.

●	Make it easy for both dental and medical professionals to interact and do business with Vivos.

●	Continue to drive medical and dental community awareness of The Vivos Method and build bridges between medical doctors and dentists through DSO marketing and our Medical Integration Division.

●	Expand our market penetration with DME distribution agreements.

●	Invest in research and development to drive innovation and expand indications.

●	Pursue strategically adjacent markets and international opportunities.

Our Revenue Model

Our revenue is currently derived from the following primary sources:

●	VIP office training and enrollment fees. These fees are comprised of one-time, up-front fees, as well as optional renewal fees after 12 months.

●	Recurring Vivos appliance sales. Once we train the VIP on how dentists can help treat OSA, the goal is to have them initiate “new case starts” with patients, which leads to sales of our appliances and guides. We are also seeking to drive appliance sales through our distribution arrangements with DMEs.

●	Recurring VIP subscription fees. These are recurring fees that a portion of our VIPs pay us to receive additional value-added services and training.

●	SleepImage HST revenue. In 2022, we modified our agreement with MyCardio LLC relating to our SleepImage HST for sleep apnea, which creates the potential for revenue from our leasing of SleepImage HST ring recorders to our VIPs as part of the VivoScore Program.

●	The Vivos Institute. Our TVI provides product-specific training for the use of our products and services. Revenue from such courses is not material at the present time, but our expectation is that increased training awareness of OSA and the promotion of our products and services will be enhanced by our TVI.

●	The Airway Intelligence Service (AIS). This service provides a complete resource for VIPs to help simplify the diagnostic and appliance design matrix and expedite the treatment planning process. AIS is provided as part of the price of each appliance and is not a separate revenue stream.

●	Billing Intelligence Services (BIS). This complete third-party billing solution includes a comprehensive integrated revenue cycle management software system that allows dentists to focus on running their practice and delivering the best care for their patients. This medical billing service generates recurring subscription fees from participating VIPs and independent dentists in the United States.

●	AireO2 Patient Management Software. This management software enables healthcare professionals to diagnose, treat and monitor patients with OSA and its related conditions more effectively. Developed in collaboration with Lyon Dental, AireO2 contains features that enhance a VIP’s billing services and practice management systems. AireO2 is a complement to our BIS software system.

●	Medical Integration Division (MID). In late 2020, we launched our MID to assist VIP practices to establish clinical collaboration ties to local primary care physicians, sleep specialists, ear, nose a throat doctors (ENTs), cardiologists, pediatricians, pulmonologists and other healthcare providers who routinely see or treat patients with sleep and breathing disorders. The primary objective of our MID is to promote The Vivos Method to medical providers and thus facilitate the potential for additional mild to severe OSA patients gaining access to The Vivos Method while offering continuum of care. The MID seeks to fulfill that objective by meeting with VIP dentists and medical providers in their local areas to establish physician practices using the trademarked name “Pneusomnia Sleep Reimagined Center” (which are referred to as Pneusomnia Centers). These independent medical practices will be managed by our company under a management and development agreement which pays us six (6% to 8%) percent of all net revenue from sleep-related services. We also collect a development fee for each clinic prior to opening establishing all operational treatments.

●	MyoCorrect (Orofacial Myofunctional Therapy) Program. In March 2021, we introduced orofacial myofunctional therapy (or OMT) as a service that is part of The Vivos Method, under the name MyoCorrect. Through MyoCorrect, dentists enrolled in the VIP program will have access to trained therapists who provide OMT via telemedicine technology. Our CARE appliances are cleared by the FDA to treat moderate and severe OSA in adults, 18 years of age and older along with positive airway pressure (PAP) and/or myofunctional therapy, as needed.

S-7

Our Competitive Strengths

We believe that The Vivos Method has numerous advantages that, taken together, set us apart from the competition and position us for success in the marketplace:

●	Significant barriers to entry.

●	Vivos Method insurance reimbursement.

●	Body of published research and strong patient outcomes.

●	First mover advantage.

●	Differentiated products.

●	Intellectual property portfolio and research and development capabilities.

●	Extensive Training and Support Systems.

●	Targeted approach to market development.

●	Marketplace acceptance.

New Marketing and Distribution Alliance Strategy

In June 2024, we announced the execution of a strategic marketing and distribution alliance with Rebis Health Holdings, LLC (Rebis), an operator of multiple sleep testing and treatment centers in Colorado. This alliance, which we hope will be the first of a series of similar alliances and potential acquisitions across the country, marks an important pivot in our marketing and distribution model for our cutting-edge OSA appliances. Under the new alliance, we are collaborating with Rebis to offer OSA patients a full spectrum of evidence-based treatments such as our own advanced, proprietary and FDA-cleared CARE oral medical devices, oral appliances and additional adjunctive therapies and methods including CPAP machines. The program commenced in August of 2024 in the Longmont, CO office of Rebis.

We believe the advantages of this new strategic marketing and distribution model are compelling. First, it provides Vivos-trained providers direct access to far more OSA patients who are likely candidates for Vivos treatment. As we roll out this new model going forward, potentially thousands of patients each month could be exposed to Vivos treatment options. Second, we expect to close more cases using Vivos-trained personnel. In our pilot testing, which we conducted at over 45 separate locations around the United States during 2023 and 2024, our Vivos-trained personnel were able to consistently close over 70% of patients into some form of Vivos treatment. These figures held relatively consistent across diverse demographic and economic patient profiles and geographies. Third, top line revenue and profit per case are expected to rise. We project that each patient who signs up for Vivos treatment represents a potential increase to Vivos top line revenue with contribution margins of up to 50%. This significantly alters the economics to Vivos, when compared to our prior model, increasing top-line revenues per case start by approximately 4-6 times. In summary, under our new model, we expect to present Vivos treatments to more patients, close a higher percentage of cases into Vivos treatment, and generate more revenue and profit per case.

The Rebis strategic alliance was announced alongside a $7.5 million equity private placement by us with an affiliate of New Seneca Partners, Inc. (Seneca). The new marketing and distribution strategic alliance is based on a profit-sharing model between us and Rebis. Subject to certain conditions, Seneca will participate in our net cash flow allocation from the alliance up to an agreed-upon amount as partial consideration for the management advisory services Seneca is providing to us.

Corporate Information

Our principal offices are located at 7921 Southpark Plaza, Suite 210, Littleton, Colorado 80120, and our telephone number is (844) 672-4357. Our website is www.vivos.com. Our website and the information on or that can be accessed through such website are not part of this prospectus.

S-8

THE OFFERING

Issuer:	Vivos Therapeutics, Inc., a Delaware corporation

Common stock offered by us:	Shares having an aggregate offering price of not more than $3,328,881.

Common stock outstanding prior to this offering:	5,889,520 shares of common stock(1)

Common stock outstanding after this offering:	Up to approximately 6,695,544 shares of common stock, assuming the sale of approximately 806,024 shares at an assumed selling price of $4.13 per share, which was the closing price of our common stock on the Nasdaq Stock Market on February 10, 2024. The actual number of shares of common stock outstanding following this offering will vary depending on several factors, including whether we elect to sell shares pursuant to this offering and the price at which the shares may be sold from time to time during this offering.

Manner of offering:	Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415(a)(4) of the Securities Act, including without limitation sales made directly on Nasdaq, on any other existing trading market for the common shares in the United States, and directly to Wainwright as principal. The Sales Agent is not required to sell any certain number of shares or dollar amount of our common shares, but will act as a Sales Agent and use commercially reasonable efforts to sell on our behalf all of the common shares requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the Sales Agreement. See “Plan of Distribution” on page S-13.

Use of proceeds:	We intend to use the net proceeds for sales and marketing, working capital and general corporate purposes. Please see “Use of Proceeds” on page S-11.

Risk factors:	An investment in our common stock is speculative and involves a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

Nasdaq Capital Market symbol:	“VVOS”

The number of shares of our common stock to be outstanding immediately after this offering is based on 5,889,520 shares outstanding as of the date of this prospectus supplement, and excludes as of that date:

●	1,248,199 shares of common stock underlying options to purchase shares of our common stock issued and outstanding as with a weighted average exercise price of $8.73 per share;

●	579,514 shares of common stock reserved for future issuance under our outstanding equity incentive plans;

●	8,899,093 shares of common stock issuable upon the exercise of outstanding common stock warrants with a weighted exercise price of $3.04 per share;

●	2,705,768 shares of common stock issuable upon the exercise of outstanding pre-funded common stock warrants with an exercise price of $0.0001 per share;

●	2,717,652 shares of common stock issuable upon the exercise of outstanding short and long-term warrants with a weighted average exercise price of $4.49 per share;

●	3,220,266 shares of common stock issuable upon the exercise of outstanding pre-funded common stock warrants with an exercise price of $2.204 per share;

●

95,467 shares of our common stock underlying the placement agent warrants issued to the placement agent in connection with our registered direct offering in September 2024, with an exercise price of $3.94 per share;

●	709,220 shares of our common stock issuable upon the exercise of outstanding common stock warrants with an exercise price of $4.81 per share; and

●

49,645 shares of our common stock underlying the placement agent warrants issued to the placement agent in connection with our registered direct offering in December 2024, with an exercise price of $6.17 per share.

S-9

RISK FACTORS

Investing in our common stock is speculative involves a high degree of risk. In addition to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks described below, before making an investment decision with respect to the securities. We expect to update these Risk Factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus supplement. These updated Risk Factors will be incorporated by reference in this prospectus supplement and the accompanying prospectus. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our common stock. If any of such risks and uncertainties actually occurs, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

Risks Related to this Offering

Resales of our common stock in the public market by our stockholders during this offering may cause the market price of our common stock to fall.

We may issue common stock from time to time in connection with this offering. The issuance from time to time of these new shares of our common stock, or our ability to issue new shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

We currently intend to use the net proceeds for sales and marketing, working capital, and general corporate purposes. Accordingly, our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company.

The actual number of shares we will issue under the Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Agreement and compliance with applicable law, we have the discretion to deliver placement notices to Wainwright at any time throughout the term of the Agreement. The number of shares that are sold through Wainwright after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Wainwright.

SEC regulations may limit the number of shares we may sell under this prospectus supplement.

Under current SEC regulations, because our public float is currently less than $75 million, and for so long as our public float remains less than $75 million, the amount we can raise through primary public offerings of securities in any twelve-month period using shelf registration statements, including sales under this prospectus, is limited to an aggregate of one-third of our public float, which is referred to as the baby shelf rules. As of the date of this prospectus supplement, the aggregate market value of our common stock held by our non-affiliates (“public float”), as calculated pursuant to the rules of the Securities and Exchange Commission (the “SEC”), was approximately $33,374,669 million, based upon 5,609,188 shares of our outstanding common stock held by non-affiliates at the per share price of $5.95, the closing sale price of our common stock on the Nasdaq Capital Market on January 16, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement, of which this Prospectus Supplement is a part, in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 806,024 shares of our common stock are sold during the term of the Agreement at an assumed offering price of $4.13 per share, the closing price of our common stock on the Nasdaq Stock Market on February 10, 2024, for aggregate gross proceeds of $3,328,881, after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $2.49 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of September 30, 2024 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase.

The shares sold in this offering, if any, will be sold from time to time at various prices. Because the prices per share at which shares of our common stock are sold in this offering could be substantially higher than the book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering.

The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Because there are no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell shares of our common stock for a price greater than that which you paid for it.

We currently expect to retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our common stock unless you sell your shares of our common stock for a price greater than that which you paid for it.

S-10

Use of Proceeds

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $3,328,881 from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Agreement with Wainwright as a source of financing.

We currently intend to use the net proceeds for sales and marketing, working capital, and general corporate purposes. In addition, we believe opportunities may exist from time to time to expand our current business through acquisitions or in-licenses of, or investments in, complementary companies, intellectual property or technologies. While we have no current agreements or commitments for any specific acquisitions, in-licenses or investments at this time, we may use a portion of the net proceeds for these purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the net proceeds to be received in connection with this offering. The amounts and timing of our actual expenditures will depend on numerous factors, including any unforeseen cash needs. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering.

Pending the use of any net proceeds, we expect to invest the net proceeds in interest-bearing, marketable securities. We cannot predict whether these investments will yield a favorable return.

S-11

DILUTION

If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of common stock immediately after this offering.

As of September 30, 2024, we had a net tangible book value of $4,439,131, or $0.93 per share of common stock. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of September 30, 2024.

After giving effect to the sale of 709,220 shares of common stock and accompanying warrants to purchase 709,220 shares of common stock in our offering that closed in December of 2024 for net proceeds of $3,054,051 (the “December Offering”), our pro forma tangible net book value as of September 30, 2024 would have been approximately $7,493,181, or approximately $1.37 per share of common stock, an increase of approximately $0.44 per share of common stock.

After giving effect to the sale of our common stock in the aggregate amount of $3,328,881 in this offering at an assumed offering price of $4.13 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on February 10, 2024, and after deducting the commissions and estimated offering expenses payable by us, our pro forma net tangible book value as of September 30, 2024, would have been approximately $10,437,407 million, or approximately $1.64 per share of our pro forma common stock. This represents an immediate increase in pro forma net tangible book value of $0.27 per share to our existing stockholders and an immediate dilution of approximately $2.49 per share to new investors participating in this offering, as illustrated by the following table:

Assumed offering price per share of common stock		$4.13
Net tangible book value per share of common stock as of September 30, 2024	$0.93
Increase in net tangible book value per share of common stock as of September 30, 2024 attributable to the December Offering	$0.44
Net tangible book value per share of common stock as of September 30, 2024 after giving effect to the December Offering	$1.37
Increase in pro forma net tangible book value per share of common stock attributable to this offering	$0.27
Pro forma as adjusted net tangible book value per share of common stock as of September 30, 2024 after giving effect to this offering		$1.64
Dilution in pro forma net tangible book value per share of common stock to new investors in the offering		$2.49

To the extent that outstanding options or warrants are exercised, or our convertible preferred stock is converted into common stock, you will experience further dilution. In addition, we may choose to offer securities in other offerings due to market conditions or strategic considerations. To the extent that we raise additional capital through the sale of common stock or securities exercisable for or convertible into common stock, the issuance of such securities may result in further dilution of our stockholders.

The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time common stock is sold pursuant to this prospectus supplement and the accompanying prospectus. The as adjusted information assumes that all of our common stock in the aggregate amount of $3,328,881 is sold at the assumed offering price of $4.13 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on February 10, 2024. The shares sold in this offering, if any, will be sold from time to time at various prices.

The information above is as of the September 30, 2024 and excludes, as of the date of this prospectus (vested and unvested):

●	1,248,199 shares of common stock underlying options to purchase shares of our common stock issued and outstanding as with a weighted average exercise price of $8.73 per share;

●	579,514 shares of common stock reserved for future issuance under our outstanding equity incentive plans;

●	8,899,093 shares of common stock issuable upon the exercise of outstanding common stock warrants with a weighted exercise price of $3.04 per share;

●	2,705,768 shares of common stock issuable upon the exercise of outstanding pre-funded common stock warrants with an exercise price of $0.0001 per share;

●	2,717,652 shares of common stock issuable upon the exercise of outstanding short and long-term warrants with a weighted average exercise price of $4.49 per share;

●	3,220,266 shares of common stock issuable upon the exercise of outstanding pre-funded common stock warrants with an exercise price of $2.204 per share;

●

95,467 shares of our common stock underlying the placement agent warrants issued to the placement agent in connection with our registered direct offering in September 2024, with an exercise price of $3.94 per share;

●	709,220 shares of our common stock issuable upon the exercise of outstanding common stock warrants with an exercise price of $4.81 per share; and

●

49,645 shares of our common stock underlying the placement agent warrants issued to the placement agent in connection with our registered direct offering in December 2024, with an exercise price of $6.17 per share.

S-12

Plan of Distribution

We entered into the Agreement with H.C. Wainwright & Co., LLC, or Wainwright, under which we may issue and sell from time to time shares of our common stock having an aggregate offering price of not more than $3,328,881 through Wainwright as our sales agent. Sales of the common stock, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.

Wainwright will offer our common stock at prevailing market prices subject to the terms and conditions of the Agreement as agreed upon by us and Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the shares of common stock requested to be sold by us. We or Wainwright may suspend the offering of the common stock being made through Wainwright under the Agreement upon proper notice to the other party.

Settlement for sales of common stock will occur on the first business day (or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time) following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright in cash, upon each sale of our shares of common stock pursuant to the Agreement, a commission equal to 3.0% of the gross proceeds from each sale of shares of our common stock. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Agreement, we agreed to reimburse Wainwright for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Agreement in an amount not to exceed $80,000 in the aggregate. Additionally, pursuant to the terms of the Agreement, we agreed to reimburse Wainwright for up to $5,000 for conducting a due diligence session in connection with filing of a new registration statement, prospectus or prospectus supplement relating to the shares of common stock to be sold pursuant to the Agreement, the filing of a Company’s Annual Report on Form 10-K, and up to a maximum of $2,500 per due diligence session in connection with other Company’s filings. We estimate that the total expenses of the offering payable by us, excluding compensation and reimbursements payable to Wainwright under the Agreement, will be approximately $2,950,000. We will report at least quarterly the number of shares of common stock sold through Wainwright under the Agreement, the net proceeds to us and the compensation paid by us to Wainwright in connection with the sales of common stock.

In connection with the sales of common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the Agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

The offering of our shares of common stock pursuant to the Agreement will terminate upon the earlier of the (i) sale of all of our shares of common stock provided for in this prospectus supplement, or (ii) termination of the Agreement as permitted therein.

From time to time, Wainwright and its affiliates have and may provide in the future various advisory, investment and commercial banking and other services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Wainwright acted as the placement agent in connection with the our registered direct offerings consummated in September 2024 and December 2024 and received compensation from us in connection therewith. Except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus supplement.

This summary of the material provisions of the Agreement does not purport to be a complete statement of its terms and conditions and is qualified in its entirety by reference to the Agreement, a copy of which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on February 14, 2025 and is incorporated herein by reference.

Our common stock is listed on The Nasdaq Capital Market under the symbol “VVOS.”

S-13

Legal Matters

The validity of the common stock offered by this prospectus supplement will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. Lowenstein Sandler LLP, New York, New York, is counsel for Wainwright in connection with this offering.

Experts

The consolidated financial statements of Vivos Therapeutics, Inc. as of and for the year ended December 31, 2023, incorporated by reference into this prospectus supplement from Vivos Therapeutics, Inc.’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2023, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty), which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference with respect thereto, and has been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

The consolidated financial statements of Vivos Therapeutics, Inc. as of and for the year ended December 31, 2022, incorporated by reference into this this prospectus supplement, have been audited by Plante & Moran, PLLC, an independent registered public accounting firm, with respect thereto, and has been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov. We make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact the Corporate Secretary at the following address or telephone number: Vivos Therapeutics, Inc., 7921 Southpark Plaza, Suite 210, Littleton, Colorado, Attention: Corporate Secretary; (844) 672-4357. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

We maintain our website at www.vivos.com. Our website and the information contained therein or connected thereto are not incorporated into this prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities we are offering by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to us and our securities. Statements contained in this prospectus supplement and accompanying prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the SEC, as described above.

S-14

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of this offering, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on March 28, 2024, as amended as amended by the Amendment No. 1 to our Annual Report on Form 10-K filed on July 30, 2024;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 14, 2024; the quarter ended June 30, 2024, filed with the SEC on August 14, 2024; and the quarter ended September 30, 2024 , filed with the SEC on November 14, 2024;

●	our Current Reports on Form 8-K, which were filed with the SEC on February 15, 2024, May 6, 2024, May 17, 2024, June 14, 2024, June 25, 2024, July 10, 2024, August 15, 2024, September 12, 2024, September 17, 2024, September 18, 2024, September 20, 2024, November 14, 2024, November 27, 2024, December 23, 2024 and February 14, 2025;

●	our definitive proxy statement for our 2024 Annual Meeting of Stockholders filed with the SEC on October 7, 2024; and

●	the description of our Common Stock set forth in our registration statement on Form 8-A, filed with the SEC on December 10, 2020, including any amendments thereto or reports filed for the purposes of updating this description.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

S-15

VIVOS THERAPEUTICS, INC.

$75,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

SUBSCRIPTION RIGHTS

DEBT SECURITIES

UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of our company, for total gross proceeds of up to $75,000,000:

●	common stock;
●	preferred stock;
●	warrants to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;
●	subscription rights to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;;
●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or
●	units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “VVOS.” The last reported sale price of our common stock on the Nasdaq Capital Market on February 4, 2022 was $2.52 per share. The aggregate market value of our outstanding common stock held by non-affiliates is $51,624,184 based on 23,012,119 shares of outstanding common stock, of which 18,050,414 shares are held by non-affiliates, and a per share price of $2.86, which was the closing sale price of our common stock as quoted on the Nasdaq Capital Market on December 9, 2021.

If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 11 and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 14, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of Vivos Therapeutics, Inc. and its consolidated subsidiaries.

1

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any accompanying prospectus or prospectus supplement and the documents incorporated by reference herein and therein may contain forward looking statements that involve significant risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC which are incorporated by reference herein. This prospectus, and any accompanying prospectus or prospectus supplement, should be read in conjunction with the consolidated financial statements for the fiscal years ended December 31, 2020 and 2019 and related notes, which are incorporated by reference herein.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of the significant risks, uncertainties and assumptions that accompany forward-looking statements, the forward-looking events and circumstances discussed in this prospectus and any accompanying prospectus or prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus, or any accompanying prospectus or any prospectus supplement. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus, any accompanying prospectus, or any prospectus supplement or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

2

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” the “Company,” or “Vivos” means Vivos Therapeutics, Inc. and its consolidated subsidiaries.

Business Overview

We are a revenue stage medical technology company focused on the development and commercialization of innovative treatment alternatives for patients with dentofacial abnormalities and/or patients diagnosed with mild-to-moderate obstructive sleep apnea (OSA). We believe our products represent a significant improvement in the treatment of mild-to-moderate OSA versus other treatments such as continuous positive airway pressure (or CPAP) or palliative oral appliance therapies. We call our alternative and multidisciplinary treatment protocol the Vivos Method.

The Vivos Method is an advanced therapeutic protocol, which combines the use of customized oral appliance specifications and proprietary clinical protocols developed by our company and prescribed by specially trained dentists in cooperation with their medical colleagues. The Vivos Method features Vivos’ FDA registered and cleared Class I and Class II oral appliances. The Vivos Method features the following oral appliances, combined with our proprietary clinical protocols:

●	Mandibular Repositioning Nighttime Appliance (or mRNA appliance®). FDA Class II.

●	Modified Mandibular Repositioning Nighttime Appliance (or mmRNA appliance), for which we were granted U.S. Food and Drug Administration market clearance in August 2021 for treating mild to moderate OSA and snoring in adults. FDA Class II.

●	Daytime Nighttime Appliance (or DNA appliance®). FDA Class I.

●	Pre-formed guide and rescue appliances which we refer to collectively as Vivos Guides or Guides. FDA Class I

We believe the Vivos Method technology and associated protocols represents the first non-surgical, non-invasive and cost-effective treatment for people with mild-to-moderate OSA. Combining technologies and protocols that alter the size, shape and position of the tissues of a patient’s upper airway, the Vivos Method opens oral and airway space and can significantly reduce symptoms and conditions associated with mild-to-moderate OSA. Published studies have shown that using our customized appliances and clinical protocols led to significantly lower Apnea Hypopnea Index scores and improve other conditions associated with OSA. Our patented oral appliances have proven effective (within the scope of the U.S. Food and Drug Administration (or FDA) cleared uses) in approximately 25,000 patients treated worldwide by more than 1,450 trained dentists.

The House of Delegates of the American Dental Association in 2017 adopted a policy statement describing the important role dentists can play in helping identify patients at greater risk of sleep related breathing disorders. By focusing our business model around dentists, we fulfil this role by training dentists and providing the support to use the Vivos Method with their patients that suffer from mild-to-moderate OSA. Our program to train dentists and offer them other value-added services is called the Vivos Integrated Practice (VIP) program. The VIP program provides dentists with a strong economic incentive to provide this treatment and prescribe the Vivos Method, together with practice support services.

3

Sleep apnea is a serious and chronic disease that negatively impacts a patient’s sleep, health and quality of life. According to a 2019 article published in Chest Physician, it is estimated that OSA afflicts 54 million adults in the U.S. alone, and according to a 2016 report by Frost & Sullivan, OSA has an annual societal cost of over $149.6 billion. According to the study “Global Prevalence of Obstructive Sleep Apnea (OSA)” conducted by an international panel of leading researchers, nearly 1 billion people worldwide have sleep apnea.

The Vivos Method is estimated to be effective in approximately 80% of cases of obstructive sleep apnea where patients are compliant with clinical protocols. Approximately 1 billion people globally suffer from OSA, and as many as 80% remain undiagnosed. Research has shown that when left untreated, OSA can increase the risk of comorbidities, such as high blood pressure, heart failure, stroke, diabetes, dementia, chronic pain and other debilitating, life-threatening diseases.

In February 2021, we launched our SleepImage® home sleep test (HST), a 510(k) cleared ring-based diagnostic technology for home sleep apnea testing featuring what we believe to be significant commercial advantages over existing home sleep apnea products and technologies in the market. We believe our SleepImage HST may enable healthcare providers to more efficiently screen, diagnose and initiate treatment for OSA in their patients which could result in more patients being treated through the Vivos Method. Initially, we anticipated increased revenue from our HST due to an expected increase in total patients tested for OSA and a corresponding increase in patient enrolment in Vivos Method treatment. In January 2022, we announced significant increases across several key metrics for our SleepImage HST, including in particular, for the three-months ended December 31, 2021, versus the three-months ended December 31, 2020: (i) an 18 times increase in the total number of HSTs given across the VIP network, (ii) a 5.7 times increase in the number of VIPs administering HSTs and (iii) a 3 times increase in the average number of HSTs being administered per VIP. We believe this performance gain in home sleep testing allowed us to renegotiate our commercial agreement with SleepImage to lower costs and convert the entire diagnostic program from a loss leader aimed primarily at stimulating new case starts with sleep apnea treatment using the Vivos Method to a potential recurring revenue center. Under the new revenue model with SleepImage, we will lease out the SleepImage ring recorders to VIPs at a fixed price that includes a full month’s worth of diagnostic sleep test reports. This potential new revenue center is as yet unproven, but we expect to see positive results during 2022.

Our Mission

Our mission is to rid the world of OSA. We believe we are well-positioned with what we consider to be a disruptive technology in our Vivos Method aimed at treating mild-to-moderate OSA and dentofacial abnormalities, with a clear first-mover strategy in penetrating the dental market as a means of treating OSA, compelling economics at each level of the delivery chain, and a talented team of experienced professionals who are passionate about what we do and driven to deliver results.

Our Market Opportunity

Estimates from publicly available information vary as to the extent of obstructive sleep apnea in the United States, but we believe the market is significant. According to a 2010 publicly available analysis from researchers at the Harvard Medical School Division of Sleep Medicine, mild obstructive sleep apnea is defined by an apnea-hypopnea index (or AHI) of between 5 and 15 and has a prevalence of 8-11% of the adult population in the United States. A 2004 study published in the Journal of the American Medical Association stated the prevalence of mild obstructive sleep apnea is one in five adults. Based on our analysis of the available public information, we estimate that approximately 15% of the adult population in the United States and Canada suffers from mild-to-moderate OSA. Based on the estimated total adult population of 284 million in the United States and Canada, we believe the total addressable United States and Canadian market is approximately 43 million adults. Our estimates set forth below relating to the intended uses of the Vivos Method are also based in part upon data found in the study Oral Appliance Treatment for Obstructive Sleep Apnea: An Update, published publicly by the National Institutes of Health in 2014. Targeted treatment projections identified by this method of sleep titration were found to result in effective treatment in 87% of patients predicted to be successfully treated of OSA in an initial study. To be conservative and based on available data and our internal market analysis, we estimate that over 80% of individuals diagnosed with OSA in the North American addressable market may be candidates for the Vivos Method, leaving us with a total addressable consumer market of over 43.2 million adults.

4

We currently charge clinicians an average sales price of approximately $1,600 per adult case for the Vivos Method. There are approximately 200,000 general dentists and dental specialists in the United States and another 30,000 in Canada who could potentially offer the Vivos Method to their patients. Based on the addressable US and Canadian consumer market described above and average sales price, we believe the addressable consumer market for adults in the United States and Canada is approximately $69 billion.

Our Treatment Alternative for OSA – the Vivos Method

The Vivos Method is a non-invasive, non-surgical, non-pharmaceutical, multi-disciplinary treatment modality for the treatment of mild to moderate OSA. The proprietary and virtually painless Vivos Method enhances and increases the upper airway and offers patients what we believe to be an effective treatment alternative based on clinical retrospective data showing that some patients diagnosed with mild-to-moderate OSA, snoring and SDB symptoms are improving. Based on VIP and patient feedback we have received, we believe initial therapeutic benefits from using the device are often achieved relatively quickly (in days or weeks) and final clinical results are typically achieved in 12 to 24 months), all at a relatively low cost to consumers ranging between $7,000 and $10,000 for adults and $3,500 to $6,000 for children (costs vary by provider) when compared to other options such as surgery.

We believe that the Vivos Method alters the size, shape and position of the tissues that surround and comprise the functional space known as the upper airway. This belief is based on retrospective raw data with validated before and after sleep studies and Cone Beam Computerized Tomography (CBCT) scans from treating clinicians and patient testimony. As the Vivos Method treatment process progresses, the airway expands, with many patients reporting a significant reduction of their mild-to-moderate OSA symptoms. Our primary product used in the Vivos Method is the mRNA appliance®, a specifically designed, custom oral appliance that is worn primarily in the evening hours and overnight and is available for adults. The total treatment time can range from 12 to 24 months with 18 months being the approximate mean treatment time. Our appliances require periodic adjustments some of which can be performed by the patient and others that are typically rendered at the dental office where treatment was initiated. Through the course of treatment with the Vivos Method, patients have reported a variety of outcomes, including:

●	Reduction of snoring;
●	Reduction in AHI level and/or other indicators of mild-to-moderate OSA;
●	Relief of mild-to-moderate OSA symptoms;
●	Restoration and improvement of normal (nasal) breathing;
●	Improvement in overall sleep quality;
●	Reduction in the need for other lifetime treatment options such as CPAP;
●	Restoration and maintenance of proper facial symmetry and alignment;
●	Craniofacial and orthodontic correction;
●	Resolution of TMJ pain, clicking, and locking; and
●	Facial aesthetic improvement, including a broader smile and reduced ‘gummy smile’.

Our Growth Strategy

Our goal is to be the global leader in providing a clinically effective non-surgical, non-invasive, non-pharmaceutical, and low-cost alternative for patients with sleep disordered breathing, including mild-to-moderate OSA. We believe the following strategies will play a critical role in achieve this goal and our future growth:

●	Expand our North American (U.S. and Canada) sales and marketing organization to drive adoption of our Vivos Method. We intend to rapidly and efficiently grow our sales and marketing organization in order to target and expand our network of Vivos Integrated Practices.

●	Drive medical and dental community awareness of the Vivos Method. We intend to continue to promote awareness of the value proposition of the Vivos Method through training and educating dentists, physicians, and other healthcare providers.

5

●	Continue to establish indirect marketing channels. We have entered and plan to expand strategic alliances within the medical and dental communities to increase awareness of our products. For example, in August 2021, we announced a new cooperative relationship with Empower Sleep, a San Bernardino, California-based company empowering patients with affordable, accessible and personalized telemedicine sleep care, to provide critical diagnostic and medical consultation services to people across North America who suffer from OSA. We plan to leverage each company’s core technologies to provide a user-friendly platform with personalized insights for patients who are being screened for OSA by North American dentists and other healthcare providers.

●	Build patient awareness of the Vivos Method. We also plan to continue building patient awareness through our direct-to-patient marketing initiatives which we anticipate will include celebrity endorsements, paid search, radio, television, social media, company sponsored events, corporate wellness programs, and online video.

●	Invest in research and development to drive innovation and expand indications. We are committed to ongoing research and development and we intend to invest in our business to further improve our products and validate our value proposition.

●	Pursue strategically adjacent markets and international opportunities. We believe there is a significant opportunity for our products outside the United States. We have begun an initial assessment of the development and commercialization of the Vivos Method for markets outside of North America, and we plan to conduct further strategic evaluation of such markets as we expand our market penetration throughout the United States and Canada.

Our Revenue Model

Our revenue is derived from three primary sources, namely (1) VIP enrolment and training fees (comprised of one-time, up-front fees, as well as optional renewal fees after 12 months); (2) recurring Vivos Method sales; and (3) recurring fees from practice management programs and strategic initiatives, each as described below:

●	VIP office training and enrollment fees.

●	Recurring Vivos Method appliance sales.

●	Recurring VIP subscription fees.

●	SleepImage HST revenue. As described above, we recently modified our agreement with SleepImage relating to our HST for sleep apnea, which creates the potential for revenue from our leasing of SleepImage HST rings to our VIPs.

●	The Vivos Institute. Opened in August 2021, our Vivos Institute provides advanced post-graduate education and certification in the emerging science of Pneumopedics® and product-specific training for the use of Vivos products and services. Revenue from such courses is not material at the present time.

●	The Airway Intelligence Service (AIS.) This service provides a complete resource for VIPs to help simplify the diagnostic and appliance design matrix and expedite the treatment planning process. AIS is provided as part of the price of each appliance and is not a separate revenue stream.

●	Billing Intelligence Services (BIS). This complete billing solution includes a comprehensive integrated revenue cycle management software system that allows dentists to focus on running their practice and delivering the best care for their patients. Our medical billing service generates recurring subscription fees from participating VIPs.

6

●	AireO[2] Patient Management Software. This management software enables healthcare professionals to diagnose, treat and monitor patients with OSA and its related conditions more effectively. Developed in collaboration with Lyon Dental, AireO[2] contains features that enhance a VIP’s billing services and practice management systems. AireO[2] is a complement to our BIS software system. On April 14, 2021, we entered into an asset purchase agreement with Lyon Management and Consulting, LLC and its affiliates to acquire certain medical billing and practice management software, licenses and contracts, including the software underlying AireO2. The asset acquisition allows us to expand and enhance our current medical billing practice through our BIS division. The terms of the purchase include $225,000 of cash and the issuance of a warrant to purchase 25,000 shares of our common stock at a price of $8.90 per share for three years. The vesting of the warrant is as follows: 5,000 shares vested immediately upon issuance of the warrant, 10,000 shares vest and become exercisable on April 14, 2022 and 10,000 shares vest and become exercisable on April 14, 2023.

●	Medical Integration Division (MID). In late 2020, we launched our MID to assist VIP practices to establish clinical collaboration ties to local primary care physicians, sleep specialists, ENTs, cardiologists, pediatricians, pulmonologists and other healthcare providers who routinely see or treat patients with sleep and breathing disorders. The primary objective of our MID is to promote the Vivos Method to medical providers and thus facilitate the potential for more SDB and OSA patients gaining access to the Vivos Method while offering continuum of care. The MID seeks to fulfill that objective by meeting with VIP dentists and medical providers in their local areas to establish physician practices using the trademarked name “Pneusomnia Sleep Reimagined Center” (Pneusomnia Center). These independent medical practices will be managed by our company under a management and development agreement which pays us six (6%) percent of all net revenue from sleep-related services. We also collect a development fee for each clinic prior to opening establishing all operational protocols. We have built into our core MID business model a great degree of flexibility, such that elements of each Pneusomnia Center as described above may change and be adapted to local state laws and regulations, and entity formation laws as any such alterations do not violate any state or federal statutes or regulations. We believe our early market response from MID activities has been promising, and in March 2021 we announced the opening of the first Pneusomnia Center in Del Mar, California, and in May 2021, the second in Modesto, California, with plans to open additional Pneusomnia Centers in several other cities in the U.S. However, it remains too early to predict the eventual impact on our overall revenue. If successful, the MID is expected to enhance the overall practice level economics for independent VIP offices and generate additional lines of recurring revenue for us.

●	MyoCorrect (Orofacial Myofunctional Therapy) Program. In March 2021, we introduced orofacial myofunctional therapy (or OMT) as a service under the name MyoCorrect. Through MyoCorrect, dentists enrolled in the VIP program will have access to trained therapists who provide OMT via telemedicine technology. This OMT therapy will be a component of obstructive sleep apnea treatment in conjunction with our Vivos Method which includes oral appliances and protocols. OMT, which is given by a certified OMT therapist, involves exercises and other techniques aimed at strengthening the tongue and orofacial muscles by teaching individuals how to engage the muscles to the appropriate position.

7

Our Competitive Strengths

We believe that the Vivos Method has numerous advantages that, taken together, set us apart from the competition and position us for success in the marketplace:

●	Significant barriers to entry: We believe that third parties seeking to compete directly with us have significant barriers to entry for the following reasons: competitors must offer a treatment modality with similar features, capabilities, research support, FDA regulatory clearances, and successful clinical outcomes in the market; then establish a comprehensive educational training program featuring other clinical professionals with actual experience and success using that particular treatment modality to properly educate dentists on all clinical aspects of use with patients; then develop and promulgate the systems and best practices required to successfully integrate the treatment of mild-to-moderate OSA using this novel treatment modality in a dental practice; then establish and provide, by recruitment and otherwise, ongoing clinical mentoring and support to dentists engaged in treating their patients for mild-to-moderate OSA and related conditions (clinical mentors are limited and may be hard to find); and finally, assisting the dentists with case selection, case acceptance, patient financing, and medical insurance reimbursement. We believe we have strategically and effectively addressed each and every one of the aforementioned barriers to entry, and thus have created a novel and compelling single-source value proposition for dentists seeking to deliver OSA treatment to their patients.

●	Vivos Method insurance reimbursement: Most major commercial insurance as well as Medicare for the mmRNA appliance, reimburse for our adult treatment in the United States. The average level of commercial payer reimbursement is approximately 50% (with coverage ranging from 5% to 70%), although medical insurance is never a guarantee of payment, and patient deductibles and policy restrictions will vary. Medicare reimbursement, for the mmRNA appliance, will vary by the Centers for Medicare and Medicaid Services (CMS) jurisdiction in the US.

●	Body of published research and strong patient outcomes: Together with our network of trained dentists, we have developed a body of clinical and patient data over approximately ten years and an estimated 25,000 patients treated with our proprietary clinical protocols that demonstrates the safety, effectiveness, therapy adherence (patient compliance), and benefits of the Vivos Method for its 510(k) cleared and registered uses. The documented and reported benefits of treatment with the Vivos Method have been consistent across reports from dentists, and have been highlighted in approximately 55 published studies, case reports, and articles, most of which have been peer reviewed. We believe this favorable data provides us with a significant competitive advantage and will continue to support increased adoption.

●	First mover advantage: Our business model is the first to focus on dentists screening patients for mild-to-moderate OSA and SDB, referring patients to physicians for diagnosis, with the dentists then serving as the primary source of treatment using the Vivos Method for such patients.

●	Differentiated products: To our knowledge, only the Vivos Method offers a truly differentiated, non-invasive treatment option that actually works on a common root cause of OSA. Older oral appliances are typically less expensive, but do not reshape the upper airway like the Vivos Method, and therefore require nightly use over a lifetime, and have a number of other disadvantages.

●	Intellectual property portfolio and research and development capabilities We have a comprehensive patent portfolio to protect our intellectual property and technology, with six design patents that expire between 2023 through 2029 and four utility patents expiring in 2029 and 2030. We also own two Canadian patents and one European patent that has been validated in Belgium, Switzerland, Germany, Denmark, Spain, France, United Kingdom, Hungary, Italy and the Netherlands, all of which expire in 2029. Our U.S. trademark portfolio consists of 19 registered marks and one pending trademark applications. We also have one method patent pending. Extensive online and in-person training, multiple touch point support systems, specific fabrication materials, customized appliance designs, and multi-disciplinary treatment protocols are all considered proprietary trade secrets and competitive advantages with no known counterparts. Extensive online and in-person training, multiple touch point support systems, specific fabrication materials, customized appliance designs, and multi-disciplinary treatment protocols are all considered proprietary trade secrets and competitive advantages with no known counterparts.

8

●	Extensive Training and Support Systems: We believe our extensive online and in-person clinical and business systems training program offered through our ICSM is unmatched anywhere in dentistry and is a clear competitive strength that would be difficult to replicate.

●	Targeted approach to market development: We have established a systematic and scalable approach to actively and consistently engage with our primary target audience of U.S. and Canadian dentists. In addition, our MID is actively targeting physicians and other relevant healthcare providers in order to build awareness and collaborative patient options at our VIP practices.

●	Marketplace acceptance: Patient access to the Vivos Method at a VIP practice is rapidly becoming readily available, and active VIP providers can now be found in almost all major US cities and in many cities in Canada.

Recent Developments

In January 2022, we announced the filing of a U.S. patent application related to certain new and enhanced clinical methods and protocols developed within Vivos’ proprietary Vivos Method treatment for OSA. This new patent application was based on early field data which revealed an additional 58% average improvement in AHI score reductions in OSA patients who had received treatment with the Vivos Method where the revised clinical protocols were implemented.

In December 2021, we announced that we received acceptance from a Centers for Medicare & Medicaid Services Pricing, Data Analysis and Coding (or PDAC) contractor for our mmRNA device for treating mild to moderate OSA and snoring in adults. This acceptance places the mmRNA device on the PDAC list of oral appliances covered by and billable to Medicare. This development immediately makes benefits of the mmRNA device available to millions of Medicare beneficiaries who seek effective treatment for mild to moderate OSA.

Also in December 2021, we announced our official registration with Health Canada, the Ministry of Health department responsible for helping Canadians maintain and improve their health through services and resources. The official registration of Vivos products will aim to provide patients with a comprehensive, end-to-end solution for OSA patients, which incorporates clinical screening, medical diagnosis and therapy using Vivos products. At the core of this development, we will offer our comprehensive line of highly effective oral appliances and proprietary clinical protocols to approximately 25,000 dentists across Canada who have millions of patients in search of a solution to sleep-related disorders, snoring and OSA.

In October 2021, we announced a new collaboration with Candid Care Co. (or Candid), a digital platform for oral healthcare, today announced a new collaboration that will seek to provide patients with a comprehensive, whole-mouth solution to diagnose and treat OSA in adult patients and provide orthodontic treatment from the same provider network. At the core of this collaboration, Vivos and Candid will market each company’s products and areas of expertise to deliver a comprehensive sleep and oral health solution to patients in the United States and Canada. The focus of the collaboration will be Candid’s CandidPro clear aligner for straightening teeth and the Vivos Method for treating OSA. The two companies will also share educational resources, training, and key opinion leaders to bridge the gap between airway health and orthodontic therapy.

Also in October 2021,we announced that results from a peer-reviewed, published study by an independent dentist found a significant reduction of tooth decay in pediatric patients after undergoing treatment using our Vivos Guide, a flexible, BPA-free base polymer intraoral device.

9

Emerging Growth Company under the JOBS Act

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we have elected to take advantage of reduced reporting requirements and are relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

●	We may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	We are exempt from the requirement to obtain an attestation and report from our auditors on whether we maintained effective internal control over financial reporting under the Sarbanes-Oxley Act;

●	We are permitted to provide less extensive disclosure about our executive compensation arrangements; and

●	We are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until December 31, 2025 (the last day of the fiscal year following the fifth anniversary of our initial public offering) if we continue to be an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have elected to provide two years of audited financial statements. Additionally, we have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.

Corporate Information

Our principal executive offices are located at 9137 Ridgeline Boulevard, Suite 135, Highlands Ranch, Colorado 80129, and our telephone number is (866) 908-4867, and our Internet website address is https://www.vivoslife.com. The information on our website is not a part of, or incorporated in, this prospectus.

10

RISK FACTORS

Investing in our securities is highly speculative and involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any accompanying prospectus or any future prospectus supplement, as well as in any related free writing prospectus for a specific offering of securities, and the risk factors incorporated by reference into this prospectus, any accompanying prospectus or such prospectus supplement. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes, which includes, without limitation, sales and marketing expenses generally, research and development expenses, sales and support staff and software development including enterprise resource planning and practice management implementations. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. Our future ability to pay cash dividends on our stock may also be limited by the terms of any future debt or preferred securities or future credit facility.

11

PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

●	the terms of the offering;

●	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

●	any delayed delivery requirements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

12

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

13

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is quoted on the Nasdaq Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

14

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation, as amended, referred to herein as our certificate of incorporation, and our amended and restated bylaws, referred to herein as our bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The total number of shares of capital stock we are authorized to issue is 250,000,000 shares, of which (1) 200,000,000 shares are common stock, par value $0.0001 per share (or common stock) and (2) 50,000,000 shares are preferred stock, par value $0.0001 per share (or preferred stock), which may, at the sole discretion of our board of directors be issued in one or more series.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $75,000,000 in the aggregate of:

●	common stock;
●	preferred stock;
●	warrants to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;
●	subscription rights to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;
●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or
●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of February 4, 2022, there were 23,012,119 shares of common stock issued and outstanding, held of record by approximately 5,400 stockholders. Subject to preferential rights with respect to any outstanding preferred stock, all outstanding shares of common stock are of the same class and have equal rights and attributes.

Dividend Rights

Holders of the common stock may receive dividends when, as and if declared by our board of directors out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock of our Company. We have never paid, and have no plans to pay, any dividends on our shares of common stock.

15

Voting Rights

Holders of the common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of the outstanding shares of common stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Directors hold office until the next annual meeting of stockholders and are eligible for re-election at such meeting. Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. There is no cumulative voting for directors.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of the common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

The common stock is not redeemable or convertible and does not have any sinking fund provisions.

Preemptive Rights

Holders of the common stock do not have preemptive rights.

Other Rights

Our common stock is not liable to further calls or to assessment by the registrant and for liabilities of the registrant imposed on its stockholders under state statutes.

Right to Amend Bylaws

The board of directors has the power to adopt, amend or repeal the bylaws. Bylaws adopted by the board of directors may be repealed or changed, and new bylaws made, with the requisite vote of our stockholders, and our stockholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the board of directors.

Change in Control

Provisions of Delaware law and our certificate of incorporation and bylaws could make the acquisition of our company by means of a tender offer, proxy contest or otherwise, and the removal of incumbent officers and directors, more difficult. These provisions include:

Section 203 of the DGCL, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder;

The authorization in our certificate of incorporation of undesignated preferred stock, which could be issued without stockholder approval in a manner designed to prevent or discourage a takeover; and

Provisions in our bylaws regarding stockholders’ rights to call a special meeting of stockholders limit such rights to stockholders holding together at least a sixty-six and two-thirds percent of the shares of the Company entitled to vote at the meeting, which could make it more difficult for stockholders to wage a proxy contest for control of our board of directors or to vote to repeal any of the anti-takeover provisions contained in our certificate of incorporation and bylaws.

16

Together, these provisions may make the removal of management more difficult and may discourage transactions that could otherwise involve payment of a premium over prevailing market prices for our common stock.

Market, Symbol and Transfer Agent

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “VVOS”. The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Preferred Stock

Our certificate of incorporation empowers our board of directors, without action by our shareholders, to issue up to 50,000,000 shares of preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto. As of the date of this prospectus, there were no shares of preferred stock outstanding.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;
●	the number of shares we are offering;
●	the liquidation preference per share;
●	the purchase price;
●	the dividend rate, period and payment date and method of calculation for dividends;
●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
●	any contractual limitations on our ability to declare, set aside or pay any dividends;
●	the procedures for any auction and remarketing, if any;
●	the provisions for a sinking fund, if any;
●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
●	any listing of the preferred stock on any securities exchange or market;
●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
●	voting rights, if any, of the preferred stock;
●	preemptive rights, if any;
●	restrictions on transfer, sale or other assignment, if any;
●	whether interests in the preferred stock will be represented by depositary shares;
●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;
●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

17

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;
●	the price or prices at which the warrants will be issued;
●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;
●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
●	the aggregate number of warrants;
●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;
●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;
●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;
●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
●	the maximum or minimum number of warrants that may be exercised at any time;
●	information with respect to book-entry procedures, if any; and
●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

18

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;
●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;
●	the exercise price;
●	the conditions to completion of the rights offering;
●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

19

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;
●	any limit on the aggregate principal amount of debt securities of such series;
●	the percentage of the principal amount at which the debt securities of any series will be issued;
●	the ability to issue additional debt securities of the same series;
●	the purchase price for the debt securities and the denominations of the debt securities;
●	the specific designation of the series of debt securities being offered;
●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;
●	the basis for calculating interest;
●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
●	the duration of any deferral period, including the period during which interest payment periods may be extended;
●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;
●	the rate or rates of amortization of the debt securities;
●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;
●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;
●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

20

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;
●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;
●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;
●	any restriction or condition on the transferability of the debt securities of a particular series;
●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;
●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;
●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;
●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;
●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
●	what subordination provisions will apply to the debt securities;
●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;
●	whether we are issuing the debt securities in whole or in part in global form;
●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
●	the depositary for global or certificated debt securities, if any;
●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;
●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;
●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;
●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;
●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);
●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

21

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and
●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;
●	identification and description of the separate constituent securities comprising the units;
●	the price or prices at which the units will be issued;
●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
●	a discussion of certain United States federal income tax considerations applicable to the units; and
●	any other material terms of the units and their constituent securities.

22

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

Our balance sheets as of December 31, 2020 and 2019 and the related statement of operations, changes in statement of stockholders’ equity and statement of cash flows for the years ended December 31, 2020 and 2019, incorporated in this prospectus by reference have been audited by Plante & Moran, PLLC, independent registered public accounting firm, with respect thereto, and has been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1. Our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 25, 2021;

2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as filed with the SEC on May 17, 2021, June 30, 2021, as filed with the SEC on August 12, 2021, and September 30, 2021, as filed with the SEC on November 15, 2021; and

3. Our Current Reports on Form 8-K as filed with the SEC on February 19, 2021, April 2, 2021, May 12, 2021, June 17, 2021, July 29, 2021, and September 27, 2021.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporated by reference), by contacting Brad Amman, c/o Vivos Therapeutics, Inc., at 9137 Ridgeline Boulevard, Suite 135, Highlands Ranch, Colorado 80129. Our telephone number is (866) 908-4867. Information about us is also available at our website at https://www.vivoslife.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

23

At the Market Offering

Up to $3,328,881
Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

February 14, 2025